Exhibit 99.1

Investors May Contact:
Stacey Yonkus
Director, Investor Relations
(212) 885-2512
investor@asburyauto.com

Reporters May Contact:
Tom Pratt
RF|Binder Partners
(212) 994-7563
Tom.Pratt@RFBinder.com

Asbury Automotive Group Announces Quarterly Dividend

NEW YORK, NY, January 18, 2007 - Asbury Automotive Group, Inc. (NYSE :ABG), one of the largest automotive retail and service companies in the U.S., today announced that its board of directors has declared a quarterly cash dividend of $0.20 per share of common stock.  The dividend is payable on February 9, 2007, to shareholders of record at the close of business on January 26, 2007.

About Asbury Automotive Group
Asbury Automotive Group, Inc. (“Asbury”), headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 87 retail auto stores, encompassing 114 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

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